UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

November 18, 2004

Date of Report: (Date of earliest event reported)

Computer Associates International, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9247	13-2857434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Computer Associates Plaza, Islandia, New York	11749
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 342-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure set forth in Item 5.02 below relating to appointments of principal officers is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

On November 18, 2004, the Board of Directors of Computer Associates International, Inc. (the “Company”) elected John A. Swainson as President and a member of the Board of Directors of the Company, effective November 22, 2004. It is anticipated that Mr. Swainson will become Chief Executive Officer of the Company within six months, replacing interim Chief Executive Officer Kenneth D. Cron.

Mr. Swainson, age 50, has been at International Business Machines Corporation (“IBM”) for the past 26 years, most recently serving as vice president of Worldwide Sales of IBM’s Software Group since July 2004. Prior to this, he served as general manager for the Application Integration and Middleware division of IBM’s Software Group, a division he started in 1997. He joined IBM in 1978 and subsequently served in a variety of sales, marketing and product development positions. He was a member of the IBM Worldwide Management Council, IBM’s Strategy Team and Senior Management Team and served on the Board of Governors for the IBM Academy of Technology. He holds a degree in engineering from the University of British Columbia.

On November 22, 2004, the Company and Mr. Swainson entered into an employment agreement (the “Swainson Agreement”). Under the terms of the Swainson Agreement, Mr. Swainson received (i) an initial stock option grant for 350,000 shares of the Company’s Common Stock with an exercise price equal to the fair market value of the Common Stock on the date of grant and a ten-year term, vesting approximately one-third per year beginning one year after the date of grant; (ii) an initial restricted stock grant of 100,000 shares of Common Stock vesting approximately one-third per year beginning one year after the date of grant; (iii) a cash signing bonus of $2,500,000; and (iv) restricted stock units with respect to 100,000 shares of Common Stock, which will be delivered six months after Mr. Swainson’s employment terminates for any reason. In respect of certain benefits he would have received had he remained employed with IBM, Mr. Swainson will also receive a payment equal to the present value of $2,800,000, the form and manner of such payment to be mutually agreed by Mr. Swainson and the Company. Under the Swainson Agreement, Mr. Swainson will receive an initial annual base salary of $1,000,000 (payable in cash) and is eligible to receive a target annual cash bonus equal to 100% of his annual base salary and a target long-term performance bonus equal to 250% of his annual base salary. In accordance with the Company’s Long-Term Performance Bonus program (pursuant to the Company’s 2002 Incentive Plan), Mr. Swainson’s long-term performance bonus awards will be in the form of restricted stock, “Fair Market Value Stock Options” and “Premium-Priced Stock Options” (as those terms are defined in the 2002 Incentive Plan). (Under the Company’s Annual and Long-Term

Performance Bonus programs pursuant to its 2002 Incentive Plan, the payout on annual performance bonuses can be up to 200% of the target amount and the payout on long-term performance bonuses can be up to 150% of the target amount, in each case depending on whether the Company meets or exceeds certain financial and performance metrics.) He will also participate in other employee benefit programs available to executives of the Company. Mr. Swainson is guaranteed an annual bonus of at least $333,334 for the remainder of the Company’s 2005 fiscal year.

The Swainson Agreement has an initial term of five years and is scheduled to expire on November 22, 2009, unless terminated earlier or extended in accordance with its terms. If Mr. Swainson’s employment is terminated by the Company without “cause” or by Mr. Swainson for “good reason” (as those terms are defined in the Swainson Agreement) prior to the expiration of the term, he will (i) receive a severance payment equal to two years’ salary and bonus, (ii) receive a lump-sum payment equal to 18 months’ COBRA continuation coverage and (iii) have accelerated vesting of his outstanding equity awards that would have vested, absent the end of employment, during the 24-month period following termination. If the Company chooses not to extend Mr. Swainson’s agreement at the end of its term, Mr. Swainson will (i) receive a severance payment equal to one year’s salary, (ii) receive a lump-sum payment equal to 12 months’ COBRA continuation coverage and (iii) have accelerated vesting of his outstanding equity awards that would have vested, absent the end of employment, during the 12-month period following termination. Mr. Swainson has been added as a “Schedule A” participant in the Company’s Change in Control Severance Policy; as such, he would be entitled to a severance payment equal to 2.99 times his salary and bonus, and to certain other benefits, in the event of a termination without “cause” or for “good reason” (as those terms are defined in such Policy, which is described in the Company’s Current Report on Form 8-K filed on October 22, 2004) following a change in control of the Company. The Company shall also indemnify and hold Mr. Swainson harmless for acts and omissions in connection with Mr. Swainson’s employment to the maximum extent permitted under applicable law.

The foregoing description of the Swainson Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement (including any schedules and exhibits thereto), a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Additionally, on November 22, 2004, the Company entered into an employment agreement (the “Clarke Agreement”) with Jeff Clarke, the Company’s Chief Operating Officer and Chief Financial Officer. The Clarke Agreement provides that Mr. Clarke’s employment with the Company shall be effective from April 23, 2004 until March 31, 2006 unless earlier terminated in accordance with the Clarke Agreement or extended.

Pursuant to the Clarke Agreement, Mr. Clarke’s annual base salary is $650,000 (payable in cash). With respect to fiscal 2005, Mr. Clarke is also eligible to receive (i) a target annual cash bonus of $800,000 and (ii) a target long-term performance bonus of $3,050,000 for the period from April 1, 2004 through March 31, 2005, subject to the terms and conditions of the Company’s Annual and Long-Term Performance Bonus programs, respectively. Such amounts will be payable following the end of fiscal 2005. With respect to fiscal 2006, (i) Mr. Clarke shall be eligible to receive an annual cash bonus with a target amount and such other terms and conditions as determined by the Compensation and Human Resource Committee of the Company’s Board of Directors, and (ii) Mr. Clarke shall be eligible to receive an additional target long-term performance bonus of $3,050,000 for the period from April 1, 2004 through March 31, 2006, subject to the terms and conditions of the Company’s Annual and Long-Term Performance Bonus programs, respectively. Such amounts will be payable following the end of fiscal 2006. In accordance with the Company’s Long-Term Performance Bonus plan, Mr. Clarke’s long-term performance bonus awards will be in the form of restricted stock, “Fair Market Value Stock Options” and “Premium-Priced Stock Options” (as those terms are defined in the 2002 Incentive Plan). (Under the Company’s Annual and Long-Term Performance Bonus programs pursuant to its 2002 Incentive Plan, the payout on annual performance bonuses can be up to 200% of the target amount and the payout on long-term performance bonuses can be up to 150% of the target amount, in each case depending on whether the Company meets or exceeds certain financial and performance metrics.)

If Mr. Clarke resigns as Chief Operating Officer other than for “good reason” or is terminated as Chief Operating Officer for “cause” (as those terms are defined in the Clarke Agreement) prior to March 31, 2006, he shall forfeit any right to the above-referenced amounts (except to the extent already earned) and shall be obligated to repay any moving and relocation expenses paid by the Company. If he voluntarily resigns as Chief Operating Officer for good reason, is terminated as Chief Operating Officer other than for cause, or terminates his employment on account of death or “disability” (as defined in the Clarke Agreement) prior to March 31, 2006, (x) he shall be entitled to receive a lump sum cash payment equal to $4,500,000, which represents the sum of (i) $650,000 plus (ii) his 2005 annual bonus target ($800,000), plus (iii) his long-term performance bonus target ($3,050,000); (y) management shall recommend that the options covering 235,000 shares of the Company’s Common Stock granted pursuant to Mr. Clarke’s March 18, 2004 offer letter (filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2004) and any other unvested restricted stock and stock options shall vest, and the stock options shall be exercisable for one year following the termination of such employment; and (z) Mr. Clarke shall be relieved of any obligation to repay the company for his moving and relocation expenses. Mr. Clarke currently holds the titles of Chief Operating Officer and Chief Financial Officer. If Mr. Clarke’s employment as Chief Financial Officer (but not Chief Operating Officer) is terminated, whether by Mr. Clarke or the Company, the provisions described in this paragraph will not be triggered.

The Company shall indemnify and hold Mr. Clarke harmless for acts and omissions in connection with Mr. Clarke’s employment to the maximum extent permitted under applicable law.

The foregoing description of the Clarke Agreement does not purport to be complete and is qualified in its entirety by reference to such Agreement (including any schedules and exhibits thereto), a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Mr. Clarke also entered into a Moving and Relocation Expense Agreement, substantially in the form of Exhibit 10.6.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

On November 18, 2004, the Board of Directors amended the Company’s By-laws to restate Article IV (“Officers”), Section 6 (“President”) in its entirety. The purpose of the amendment was to clarify the role of the President. A copy of the Company’s By-laws, as amended, is filed as Exhibit 3.1 hereto.

Item 7.01 Regulation FD Disclosure

On November 23, 2004, the Company issued a press release announcing the hiring of Mr. Swainson. A copy of this press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 3.1	By-Laws of the Company, as amended effective November 18, 2004.

Exhibit 10.1	Employment Agreement, dated November 22, 2004, between Computer Associates International, Inc. and John A. Swainson.

Exhibit 10.2	Employment Agreement, dated November 22, 2004, between Computer Associates International, Inc. and Jeff Clarke.

Exhibit 10.3	Form of Stock Option Agreement (previously filed as Exhibit 10.2 to the Quarterly Report on Form 10-Q of Computer Associates International, Inc. for the fiscal quarter ended September 30, 2004 and incorporated herein by reference).

Exhibit 10.4	Form of Restricted Stock Award (previously filed as Exhibit 10.3 to the Quarterly Report on Form 10-Q of Computer Associates International, Inc. for the fiscal quarter ended September 30, 2004 and incorporated herein by reference).

Exhibit 10.5	Restricted Stock Unit Agreement for John A Swainson.

Exhibit 10.6	Form of Moving and Relocation Expense Agreement.

Exhibit 99.1	Press Release, dated November 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Computer Associates International, Inc.
Dated: November 24, 2004	By:	/s/ Kenneth V. Handal
Kenneth V. Handal
Executive Vice President and General Counsel